Mobile Data Systems, Inc. Index to Financial Statements

Report of Independent Registered Public Accounting Firm

Board of Directors

Mobile Data Systems, Inc.

New York, New York

We have audited the accompanying balance sheets of Mobile Data Systems, Inc. (the “Company”) as of December 31, 2013 and 2012 and the related statements of operations, change in stockholders’ deficit, and cash flows for the years then ended December 31, 2013 and 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mobile Data Systems, Inc. as of December 31, 2013 and 2012 and the results of their operations and their cash flows for the years then ended December 31, 2013 and 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered net losses and has a working capital deficiency. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
MALONEBAILEY, LLP
www.malonebailey.com
Houston, Texas
October 29, 2014

F-2

MOBILE DATA SYSTEMS, INC.

BALANCE SHEETS

	December 31, 2013	December 31, 2012
Assets

Current assets:
Cash and cash equivalents	$37,174	$739
Accounts receivable - related party	10,000	-
Prepaid expenses	-	2,210
Other receivable - related party	18,000	-
Total current assets	65,174	2,949

Property and equipment, net	13,607	40,237
Other assets	1,018	1,232

Total assets	$79,799	$44,418

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$80,400	$43,656
Accrued interest	483,154	400,623
Notes payable, current portion	774,089	772,431
Due to related parties	1,424,077	947,017
Total current liabilities	2,761,720	2,163,727

Notes payable, net of current portion	147,634	181,723
Total liabilities	2,909,354	2,345,450

Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.01 par value; 500,000 shares authorized, 500,000 and 400,000 issued and outstanding, respectively	5,000	4,000
Additional paid-in capital	881,802	833,302
Accumulated deficit	(3,716,357)	(3,138,334)
Total stockholders’ deficit	(2,829,555)	(2,301,032)

Total liabilities and stockholders’ deficit	$79,799	$44,418

The accompanying notes are an integral part of these financial statements.

F-3

MOBILE DATA SYSTEMS, INC.

STATEMENTS OF OPERATIONS

	For the	For the
	Year Ended	Year Ended
	December 31, 2013	December 31, 2012

Revenues	$-	$10,000
Revenues - related parties	51,000	6,000
Total revenues	51,000	16,000

Costs and expenses:
General and adminstrative	74,703	72,449
Depreciation and amortization	38,155	45,482
Research and development	421,626	510,655
Total costs and expenses	534,484	628,586

Operating loss	(483,484)	(612,586)

Other income (expense):
Interest expense	(94,539)	(97,329)
Total other expense	(94,539)	(97,329)

Loss before income taxes	(578,023)	(709,915)

Income tax expense (benefit)	-	-

Net loss	$(578,023)	$(709,915)

The accompanying notes are an integral part of these financial statements.

F-4

MOBILE DATA SYSTEMS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2011	300,000	$3,000	$792,502	$(2,428,419)	$(1,632,917)
Common stock issued for services rendered	100,000	1,000	-	-	1,000
Contribution of capital	-	-	40,800	-	40,800
Net loss, 2012	-	-	-	(709,915)	(709,915)
Balance at December 31, 2012	400,000	4,000	833,302	(3,138,334)	(2,301,032)
Common stock issued for services rendered	100,000	1,000	-	-	1,000
Contribution of capital	-	-	48,500	-	48,500
Net loss, 2013	-	-	-	(578,023)	(578,023)
Balance at December 31, 2013	500,000	$5,000	$881,802	$(3,716,357)	$(2,829,555)

The accompanying notes are an integral part of these financial statements.

F-5

MOBILE DATA SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

	For the	For the
	Year Ended	Year Ended
	December 31, 2013	December 31, 2012
Cash flows from operating activities:
Net loss	$(578,023)	$(709,915)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	-	3,200
Depreciation and amortization	38,155	45,482
Common shares issued for services rendered	1,000	1,000
Changes in operating assets and liabilities:
Accounts receivable	-	(364)
Accounts receivable - related party	(10,000)	-
Prepaid expenses	2,210	4,782
Other receivable - related party	(18,000)	-
Other assets	214	214
Accounts payable	36,744	(25,736)
Accrued interest	82,531	30,990
Net cash used in operating activities	(445,169)	(650,347)

Cash flows from investing activities:
Purchases of property and equipment	(11,525)	-
Net cash used in investing activities	(11,525)	-

Cash flows from financing activities:
Principal payments on notes payable	(32,431)	(28,339)
Proceeds from related parties	538,460	681,390
Repayments to related parties	(12,900)	(3,115)
Net cash provided by financing activities	493,129	649,936

Net increase (decrease) in cash and cash equivalents	36,435	(411)

Cash and cash equivalents at beginning of year	739	1,150

Cash and cash equivalents at end of year	$37,174	$739

Supplemental disclosure of cash flow information:
Cash paid for interest	$11,794	$14,358
Cash paid for income taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Reclassification of due to related parties to contributed capital	$48,500	$40,800

The accompanying notes are an integral part of these financial statements.

F-6

MOBILE DATA SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Note 1. Nature of Operations and Going Concern

Overview

Mobile Data Systems, Inc. (the “Company” or “MDS”) was founded in New York in June 2004. The Company offers mobile solutions and application development services.

Going Concern

The Company had a net loss of $578,023 and a cash flow deficit from operations of $445,169 for the year ended December 31, 2013 and had a working capital deficit of $2,696,546 and an accumulated deficit of $3,716,357 as of December 31, 2013. While management expects operating trends to improve over the course of 2014, the Company’s ability to continue as a going concern is contingent on implementing its business plan and securing additional debt or equity financing from outside investors. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans to continue to implement its business plan and to fund operations by raising additional capital through the issuance of debt and equity securities. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the allowance for doubtful accounts and other receivables, estimates of depreciable lives and valuation of property and equipment, valuation of stock-based compensation and the valuation allowance on deferred tax assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Fair Value Measurements

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. The Company classifies assets and liabilities recorded at fair value under the fair value hierarchy based upon the observability of inputs used in valuation techniques. Observable inputs (highest level) reflect market data obtained from independent sources, while unobservable inputs (lowest level) reflect internally developed market assumptions. The fair value measurements are classified under the following hierarchy:

Level 1—	Observable inputs that reflect quoted market prices (unadjusted) for identical assets and liabilities in active markets;

Level 2—	Observable inputs, other than quoted market prices, that are either directly or indirectly observable in the marketplace for identical or similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities; and

Level 3—	Unobservable inputs that are supported by little or no market activity that are significant to the fair value of assets or liabilities.

F-7

MOBILE DATA SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The recorded value of notes payable approximates their fair value based upon their effective interest rates.

Accounts Receivable and Allowance for Doubtful Accounts Receivable

Accounts receivable are recorded at the invoiced amounts and are non-interest bearing. The Company maintains an allowance for doubtful accounts to reserve for potentially uncollectible receivables. The Company estimates its allowance for doubtful accounts by evaluating specific accounts where information indicates the customers may have an inability to meet financial obligations, such as bankruptcy proceedings and receivable amounts outstanding for an extended period beyond contractual terms. In these cases, the Company uses assumptions and judgment, based on the best available facts and circumstances, to record a specific allowance for those customers against amounts due to reduce the receivable to the amount expected to be collected. These specific allowances are reevaluated and adjusted as additional information is received. The amounts calculated are analyzed to determine the total amount of the allowance. The Company may also record a general allowance as necessary. Accounts are written off when they are deemed uncollectible. Previously written-off accounts receivable subsequently collected are recognized as a reduction of bad debt expense when funds are received.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets per the following table.

Category	Depreciation Term
Software	3 years
Computer and office equipment	5 years
Furniture and fixtures	7 years

Upon the retirement or disposition of property and equipment, the related cost and accumulated depreciation and amortization are removed and a gain or loss is recorded in the statements of operations. Repairs and maintenance costs are expensed in the period incurred.

Long-Lived Assets

The Company assesses potential impairment to its long-lived assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results, significant changes in the use of the assets, significant negative industry or economic trends, and changes in the Company’s business strategy. An impairment loss is recorded when the carrying amount of the long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Any required impairment loss is measured as the amount by which the carrying amount of a long-lived asset exceeds fair value and is recorded as a reduction in the carrying value of the related asset and an expense to operating results.

Leases

The Company enters into various lease agreements in conducting its business. At the inception of each lease, the Company evaluates the lease agreement to determine whether the lease is an operating or capital lease. Leases may contain initial periods of free rent and/or periodic escalations. When such items are included in a lease agreement, the Company records rent expense on a straight-line basis over the initial term of a lease. The difference between the rent payment and the straight-line rent expense is recorded as a deferred rent liability. The Company expenses any additional payments under its operating leases for taxes, insurance or other operating expenses as incurred.

F-8

MOBILE DATA SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Revenue Recognition

The Company recognizes when: (i) persuasive evidence of an arrangement exists; (ii) the fees are fixed or determinable; (iii) no significant Company obligations remain; and (iv) collection of the related receivable is reasonably assured. The Company reports revenues for transactions in which it is the primary obligor on a gross basis and revenues in which it acts as an agent (where the Company enables a connection between content providers and publishers, but does not have a direct relationship with the advertiser) on a net basis, net of related costs. Credits or refunds are recognized when they are determinable and estimable.

Revenues are comprised of consulting services. The Company recognizes this revenue in the period the services have been provided. At that point, the Company invoices the purchasing client for the total amount due.

Income Taxes

The Company uses the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount that more likely than not will be realized. The Company has deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets are subject to periodic recoverability assessments. Realization of the deferred tax assets, net of deferred tax liabilities, is principally dependent upon achievement of projected future taxable income.

The Company records a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company accounts for uncertainty in income taxes using a two-step approach for evaluating tax positions. Step one, recognition, occurs when the Company concludes that a tax position, based solely on its technical merits, is more likely than not to be sustained upon examination. Step two, measurement, is only addressed if the position is more likely than not to be sustained. Under step two, the tax benefit is measured as the largest amount of benefit, determined on a cumulative probability basis, which is more likely than not to be realized upon ultimate settlement. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

Research and Development

Expenditures for research and development of the Company’s products are expensed when incurred, and are included in operating expenses. The Company recognized research and development costs of $421,626 and $510,655 for the years ended December 31, 2013 and 2012, respectively.

Stock-Based Compensation

Stock-based compensation expense is measured at the grant date fair value of the award and is expensed over the requisite service period. For employee stock-based awards, the Company calculates the fair value of the award on the date of grant using the Black-Scholes option pricing model. Determining the fair value of stock-based awards at the grant date under this model requires judgment, including estimating volatility, employee stock option exercise behaviors and forfeiture rates. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. For non-employee stock-based awards, the Company calculates the fair value of the award on the date of grant in the same manner as employee awards, however, the awards are revalued at the end of each reporting period and the pro rata compensation expense is adjusted accordingly until such time the non-employee award is fully vested, at which time the total compensation recognized to date shall equal the fair value of the stock-based award as calculated on the measurement date, which is the date at which the award recipient’s performance is complete. The estimation of stock-based awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from original estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised.

Recent Accounting Pronouncements

In June 2011, the FASB, issued ASU 2011-05, which amends ASC Topic 220, Comprehensive Income, which requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. It eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. The ASU does not change the items which must be reported in other comprehensive income, how such items are measured or when they must be reclassified to net income. This ASU is effective for interim and annual periods beginning after December 15, 2011. The Company adopted ASU 2011-05 effective January 1, 2012, and such adoption did not have a material effect on the Company’s financial statements.

F-9

MOBILE DATA SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

In December 2011, the FASB issued ASU 2011-12, which amends ASC Topic 220, Comprehensive Income, to defer certain aspects of ASU 2011-05. The new guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company adopted this guidance, along with ASU 2011-05, on January 1, 2012, and such adoption did not have a material impact on the Company’s financial statements.

In July 2012, the FASB issued ASU 2012-02, which amends ASC Topic 350 to allow an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying value. An entity would not be required to determine the fair value of the indefinite-lived intangible unless the entity determines, based on the qualitative assessment, that it is more likely than not that its fair value is less than the carrying value. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012 and early adoption is permitted. The Company adopted ASU 2012-02 effective January 1, 2013, and such adoption did not have a material impact on the Company’s financial statements.

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2013-04, “Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date (a consensus the FASB Emerging Issues Task Force)”. ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. generally accepted accounting principles (GAAP). The guidance requires an entity to measure those obligations as the sum of: (a) the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and (b) any additional amount the reporting entity expects to pay on behalf of its co-obligors. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company does not expect the adoption of this guidance to have a material effect on the Company’s financial statements.

In March 2013, the FASB issued ASU 2013-05, “Foreign Currency Matters (Topic 830): Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity (a consensus the FASB Emerging Issues Task Force)”. ASU 2013-05 resolves the diversity in practice about whether Subtopic 810-10, Consolidation—Overall, or Subtopic 830-30, Foreign Currency Matters—Translation of Financial Statements, applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business (other than a sale of in substance real estate or conveyance of oil and gas mineral rights) within a foreign entity. In addition, the amendments in this Update resolve the diversity in practice for the treatment of business combinations achieved in stages (sometimes also referred to as step acquisitions) involving a foreign entity. The amendments in this Update are effective prospectively for fiscal years (and interim reporting periods within those years) beginning after December 15, 2013. The Company does not expect the adoption of this guidance to have a material effect on the Company’s financial statements.

In July 2013, the FASB issued ASU 2013-11, “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force)”. The objective of the amendments in this Update is to eliminate diversity in practice on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company does not expect the adoption of this guidance to have a material effect on the Company’s financial statements.

F-10

MOBILE DATA SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

We have implemented all new accounting standards that are in effect and that may impact our financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Note 3. Accounts Receivable

Accounts receivable consisted of the following at December 31, 2013 and 2012:

	December 31, 2013	December 31, 2012

Accounts receivable	$13,200	$3,200
Less: Allowance for doubtful accounts	(3,200)	(3,200)
	10,000	-
Less: Amount due to related parties	(10,000)	-
Accounts receivable, net	$-	$-

Bad debt expense was $0 and $3,200 for the years ended December 31, 2013 and 2012, respectively.

See also Note 10 for concentrations of accounts receivable.

Note 4. Property and Equipment

Property and equipment consisted of the following at December 31, 2013 and 2012:

	December 31, 2013	December 31, 2012
Software	$133,201	$133,201
Computer and office equipment	33,875	26,432
Furniture and fixtures	14,518	10,436
	181,594	170,069
Accumulated depreciation and amortization	(167,987)	(129,832)
Property and equipment, net	$13,607	$40,237

Depreciation and amortization expense for the years ended December 31, 2013 and 2012 was $38,155 and $45,482, respectively.

Note 5. Notes Payable

On April 27, 2007, the Company borrowed $250,000 from a New York State not-for-profit corporation in exchange for a note payable bearing interest at 5% per annum. The note payable required 84 payments of $3,533 commencing June 1, 2007 and was to mature May 1, 2014. The note payable was secured by all personal property, including accounts receivable, of the Company. The note payable was also personally guaranteed by the Company’s majority stockholder. On September 19, 2011, the outstanding balance of the note payable was $105,797, which included principal of $105,652 and accrued interest of $145. Also on September 19, 2011, the original note payable was rolled into a new $250,000 note payable whereby the original note payable along with accrued interest was repaid and the Company received additional proceeds of $144,203. The new note payable required 84 payments of $3,533 commencing November 1, 2011 and was to mature October 1, 2018. The new note payable was secured by all assets of the Company. The new note payable was also personally guaranteed by the Company’s majority stockholder and another entity owned 100% by the Company’s majority stockholder. During the years ended December 31, 2013 and 2012, interest expense of $9,971 and $10,529 was recognized on the new note payable. As of December 31, 2013 and 2012, the remaining principal balance due on the note payable was $181,723 and $214,154, of which $147,634 and $181,723, respectively, was long-term. As of December 31, 2013 and 2012, no amount was due for accrued interest.

F-11

MOBILE DATA SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

In April 2008, the Company entered into a Financing and Development Agreement with Aquamobile USA, Inc. (“Aquamobile”), a U.S. subsidiary of a Spanish entity in the same business as the Company hoping to expand its operations. Under the agreement, Aquamobile agreed to: (a) loan the Company an aggregate of $1,000,000 in four separate traunches from April 2, 2008 through September 15, 2008, and (b) provide the Company with trademarks and services having a value of $400,000. In exchange, the Company agreed to issue Aquamobile: (a) 6-month unsecured promissory notes payable bearing interest at 8% per annum and (b) warrants to purchase: (i) 20,000 common shares at $40 per share expiring October 29, 2008, (ii) 6,260 common shares at $40 per share expiring June 16, 2013 and (iii) 8,740 common shares at $40 per share expiring September 15, 2013. During 2008, the Company received from Aquamobile aggregate proceeds of $740,000 (which included the first three traunches and a portion of the final traunche), but did not receive any of the trademarks or services. At 15 days past maturity, each note payable incurred a 5% late fee. In addition, upon default, the notes payable began bearing interest at 11% per annum (the default interest rate). During the years ended December 31, 2013 and 2012, interest expense of $82,531 and $82,757 was recognized on the notes payable. As of December 31, 2013 and 2012, the remaining principal balance due on the notes payable was $740,000, all of which is short-term. As of December 31, 2013 and 2012, accrued interest on the notes payable was $483,154 and $400,623, respectively.

Notes payable consisted of the following at December 31, 2013 and 2012:

	December 31, 2013	December 31, 2012
Note payable - originating April 2, 2008; no monthly payments required; bearing interest at 8%; matured October 2, 2008 [A]	$118,000	$118,000

Note payable - originating May 30, 2008; no monthly payments required; bearing interest at 8%; matured November 30, 2008 [A]	282,000	282,000

Note payable - originating June 16, 2008; no monthly payments required; bearing interest at 8%; matured December 16, 2008 [A]	250,000	250,000

Notes payable - originating October 2, 2008 through December 1, 2008; no monthly payments required; bearing interest at 8%; matured April 2, 2009 through June 1, 2009 [A]	90,000	90,000

Note payable - originating September 19, 2011; requiring 84 monthly payments of $3,533 commencing November 1, 2011; bearing interest at 5%; maturing October 1, 2018	181,723	214,154

Total	921,723	954,154
Less: Current maturities	774,089	772,431
Amount due after one year	$147,634	$181,723

[A] - note in default as of respective maturity date.

Future maturities of notes payable are as follows:

Year Ending December 31,
2014	$774,089
2015	35,834
2016	37,668
2017	39,594
2018	34,538
Thereafter	-
$921,723

Note 6. Due to Related Parties

During 2013 and 2012, the Company received advances of $524,326 and $681,390 from and made repayments of $12,900 and $3,115, respectively, to an entity owned 100% by the Company’s majority stockholder. The advances are unsecured, non-interest bearing and due on demand and, therefore, no interest expense has been recognized or is due. During the years ended December 31, 2013 and 2012, $48,500 and $40,800, respectively, of the advances were reclassified to additional paid-in capital. As of December 31, 2013 and 2012, the balance due to the related party was $1,326,443 and $863,517, respectively, all of which is included in current liabilities (See Notes 8 and 11).

F-12

MOBILE DATA SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

During 2013, the Company received advances of $14,134 from MOJO Data Solutions, Inc., a publicly-held company controlled by the Company’s majority stockholder. The advances are unsecured, non-interest bearing and due on demand and, therefore, no interest expense has been recognized or is due. As of December 31, 2013, the balance due to the related party was $14,134, all of which is included in current liabilities. On January 31, 2014, as a result of the closing of the Merger, these advances became part of the consideration to acquire MOJO Data Solutions, Inc. (See Notes 11 and 12).

Prior to December 31, 2011, the Company’s majority stockholder advanced funds to the Company for working capital purposes. The advances are unsecured, non-interest bearing and due on demand and, therefore, no interest expense has been recognized or is due. As of December 31, 2013 and 2012, the balance due to the Company’s majority stockholder was $83,500, all of which is included in current liabilities (See Note 11).

Note 7. Commitments and Contingencies

Operating Leases

The Company occupies office space on a month-to-month basis for its corporate headquarters in New York, New York in the same location as an entity controlled 100% by the Company’s majority stockholder. During the years ended December 31, 2013 and 2012, the Company was obligated to pay rent of $2,500 per month for this space. Rent expense for these facilities was $30,000 and $30,000 for the years ended December 31, 2013 and 2012, respectively (See Note 11).

Consulting Agreement

On July 1, 2011, the Company entered into a two-year agreement with an entity whereby the Company obtained the right to use the entity’s mobile watermark technology and the Company became obligated to pay the entity a fee of $5,000 per quarter. As of December 31, 2013, the Company had paid $40,000 due under the agreement and no further amounts are due.

Legal Matters

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2013, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of operations and there are no proceedings in which any directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to the Company’s interest.

Note 8. Stockholders’ Deficit

Authorized Shares

The Company is authorized to issue up to 500,000 common shares having a par value of $0.01 per share.

Common Shares

On June 5, 2012, the Company issued 100,000 common shares, having a fair value of $1,000, to its majority stockholder in exchange for services rendered (See Note 11).

During the year ended December 31, 2012, $40,800 of the amount due to an entity owned 100% by the Company’s majority stockholder was reclassified to additional paid-in capital (See Notes 6 and 11).

On March 11, 2013, the Company issued 100,000 common shares, having a fair value of $1,000, to its majority stockholder in exchange for services rendered (See Note 11).

During the year ended December 31, 2013, $48,500 of the amount due to an entity owned 100% by the Company’s majority stockholder was reclassified to additional paid-in capital (See Notes 6 and 11).

F-13

MOBILE DATA SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Stock Warrants

A summary of the Company’s warrant activity during the years ended December 31, 2013 and 2012 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Warrants	Shares	Price	Term	Value
Balance Outstanding, December 31, 2011	15,000	$40.00
Granted	-	-
Exercised	-	-
Forfeited	-	-
Expired	-	-
Balance Outstanding, December 31, 2012	15,000	$40.00
Granted	-	-
Exercised	-	-
Forfeited	-	-
Expired	(15,000)	40.00
Balance Outstanding, December 31, 2013	-	$-	-	$-

Exercisable, December 31, 2013	-	$-	-	$-

Note 9. Income Taxes

The components of income tax expense (benefit) are as follows:

	For the	For the
	Year Ended	Year Ended
	December 31, 2013	December 31, 2012
Current:
Federal	$-	$-
State	-	-
	-	-
Deferred:
Federal	-	-
State	-	-
	-	-
Total Income tax expense (benefit)	$-	$-

Significant components of the Company’s deferred income tax assets and liabilities are as follows:

	December 31, 2013	December 31, 2012
Deferred tax assets:
Net operating loss carryover	$625,396	$407,818
Accounts receivable	1,238	1,238
Fixed Assets	16,520	11,748
Total deferred tax assets	643,154	420,804

Deferred tax liabilities:
Property and equipment	-	-
Total deferred tax liabilities	-	-

Deferred tax assets, net	643,154	420,804

Valuation allowance:
Beginning of year	(420,804)	(412,519)
(Increase) decrease during year	(222,350)	(8,285)
Ending balance	(643,154)	(420,804)

Net deferred tax asset	$-	$-

F-14

MOBILE DATA SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

A valuation allowance is established if it is more likely than not that all or a portion of the deferred tax asset will not be realized. The Company recorded a valuation allowance in 2013 and 2012 due to the uncertainty of realization. Management believes that based upon its projection of future taxable operating income for the foreseeable future, it is more likely than not that the Company will not be able to realize the tax benefit associated with deferred tax assets. The net change in the valuation allowance during the years ended December 31, 2013 and 2012 was an increase of $222,350 and $8,285, respectively.

At December 31, 2013, the Company had $1,616,596 of net operating loss carryforwards which will expire from 2028 to 2033. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of December 31, 2013, tax years 2010 through 2012 remain open for IRS audit. The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.

A reconciliation of income tax computed at the U.S. statutory rate to the effective income tax rate is as follows:

	For the	For the
	Year Ended	Year Ended
	December 31, 2013	December 31, 2012
Statutory U.S. federal income tax rate	34.0%	34.0%
State income taxes, net of federal tax benefit	4.7%	4.7%
Permanent differences	-0.2%	-
Change in valuation allowance	-38.5%	-38.7%
Effective income tax rate	0.0%	0.0%

Note 10. Concentrations

Concentration of Credit Risk

On November 9, 2010, the FDIC issued a Final Rule implementing section 343 of the Dodd-Frank Wall Street Reform and Consumer Protection Act that provides for unlimited insurance coverage of noninterest-bearing transaction accounts. Beginning December 31, 2010, through December 31, 2012, all noninterest-bearing transaction accounts are fully insured, regardless of the balance of the account, at all FDIC-insured institutions. The unlimited insurance coverage is available to all depositors, including consumers, businesses, and governmental entities. This unlimited insurance coverage is separate from, and in addition to, the insurance coverage provided to a depositor’s other deposit accounts held at an FDIC-insured institution. A noninterest-bearing transaction account is a deposit account where interest is neither accrued nor paid; depositors are permitted to make an unlimited number of transfers and withdrawals; and the bank does not reserve the right to require advance notice of an intended withdrawal.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2013. There were no balances in excess of FDIC insured levels as of December 31, 2013 and 2012.

F-15

MOBILE DATA SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Concentration of Revenues, Accounts Receivable and Publisher Expense

For the years ended December 31, 2013 and 2012, the Company had significant customers with individual percentage of total revenues equaling 10% or greater as follows:

	For the	For the
	Year Ended	Year Ended
	December 31, 2013	December 31, 2012
Customer 1	88.2%	-
Customer 2	11.8%	37.5%
Customer 3	-	62.5%
Totals	100.0%	100.0%

Customer 1 is MOJO Data Solutions, Inc., a publicly-held company controlled by the Company’s majority stockholder. Customer 2 is an entity owned 100% by the Company’s majority stockholder (See Note 11).

At December 31, 2013 and 2012, concentration of accounts receivable with significant customers representing 10% or greater of accounts receivable was as follows:

	December 31, 2013	December 31, 2012
Customer 1	100.0%	-
Totals	100.0%	0.0%

Customer 1 is MOJO Data Solutions, Inc., a publicly-held company controlled by the Company’s majority stockholder (See Note 11).

For the years ended December 31, 2013 and 2012, the Company had significant vendors representing 10% or greater of cost and expense as follows:

	For the	For the
	Year Ended	Year Ended
	December 31, 2013	December 31, 2012
Vendor 1	84.5%	85.3%
Totals	84.5%	85.3%

Vendor 1 is an entity owned 100% by the Company’s majority stockholder. The costs and expenses incurred to this vendor include research and development costs and rent expense (See Note 11).

Note 11. Related Party Transactions

During 2013 and 2012, the Company received advances of $524,326 and $681,390 from and made repayments of $12,900 and $3,115, respectively, to an entity owned 100% by the Company’s majority stockholder. The advances are unsecured, non-interest bearing and due on demand and, therefore, no interest expense has been recognized or is due. During the years ended December 31, 2013 and 2012, $48,500 and $40,800, respectively, of the advances were reclassified to additional paid-in capital. During the years ended December 31, 2013 and 2012, the Company purchased $421,626 and $506,495, respectively, of research and development costs from this entity. The Company occupies office space on a month-to-month basis for its corporate headquarters in New York, New York in the same location as this entity. During the years ended December 31, 2013 and 2012, the Company was obligated to pay rent of $2,500 per month for this space. Rent expense for these facilities was $30,000 and $30,000 for the years ended December 31, 2013 and 2012, respectively. As of December 31, 2013 and 2012, the balance due to the related party was $1,326,443 and $863,517, respectively, all of which is included in current liabilities. During 2013, the Company incurred $18,000 of expenses on behalf of this entity and the entire amount was outstanding as of December 31, 2013. As of December 31, 2013, the Company has included this amount in other receivable – related party on the accompanying balance sheet (See Notes 6, 7, 8 and 10).

F-16

MOBILE DATA SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

During 2013, the Company received advances of $14,134 from MOJO Data Solutions, Inc., a publicly-held company controlled by the Company’s majority stockholder. The advances are unsecured, non-interest bearing and due on demand and, therefore, no interest expense has been recognized or is due. As of December 31, 2013, the balance due to the related party was $14,134, all of which is included in current liabilities. On January 31, 2014, as a result of the closing of the Merger, these advances became part of the consideration to acquire MOJO Data Solutions, Inc. (See Notes 6 and 12).

Prior to December 31, 2011, the Company’s majority stockholder advanced funds to the Company for working capital purposes. The advances are unsecured, non-interest bearing and due on demand and, therefore, no interest expense has been recognized or is due. As of December 31, 2013 and 2012, the balance due to the Company’s majority stockholder was $83,500, all of which is included in current liabilities (See Note 6).

On June 5, 2012, the Company issued 100,000 common shares, having a fair value of $1,000, to its majority stockholder in exchange for services rendered (See Note 8).

On March 11, 2013, the Company issued 100,000 common shares, having a fair value of $1,000, to its majority stockholder in exchange for services rendered (See Note 8).

During the year ended December 31, 2013, the Company recognized $45,000 of revenues from MOJO Data Solutions, Inc., a publicly-held company controlled by the Company’s majority stockholder. As of December 31, 2013, there was a $10,000 account receivable due to the Company from MOJO (See Note 10).

During the years ended December 31, 2013 and 2012, the Company recognized $6,000 and $6,000, respectively, of revenues from an entity owned 100% by the Company’s majority stockholder (See Note 10). As of December 31, 2013 and 2012, there was no receivable due to the Company from this entity.

Note 12. Subsequent Events

On January 31, 2014, the Company sold substantially all of its assets to Mojo Data Solutions (“MOJO”), a public company, in exchange for a controlling interest in MOJO. Based on the facts and circumstances, the Company has determined that the sale of those assets and the resulting controlling interest acquired constituted a Reverse Merger and recapitalization for accounting purposes. Therefore, the Company is deemed to be the accounting acquirer and its fiscal year end of December 31 shall become the fiscal year end of the public company. On January 31, 2014, as a result of the closing of the Merger, $14,134 of advances to MOJO became part of the consideration to acquire MOJO Data Solutions, Inc. (See Notes 6 and 11).

F-17